Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
VARIAN MEDICAL SYSTEMS, INC.
a Delaware Corporation

As amended and restated on August 17, 2018, to be effective on September 1, 2018.

i

ii

AMENDED AND RESTATED BY-LAWS
OF
VARIAN MEDICAL SYSTEMS, INC.
A DELAWARE CORPORATION

(Effective September 1, 2018)

ARTICLE I

OFFICES

Section 1. Registered Office. The name of the registered agent of Varian Medical Systems, Inc. (the “Corporation”) is the Corporation Service Company and the registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. General Office and Other Offices. The Corporation shall have its General Offices in the City of Palo Alto, State of California (the “General Offices”), and may also have offices at such other places in or outside the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 3. Annual Meeting. Unless otherwise provided by resolution of the Board of Directors, an annual meeting of stockholders shall be held on the second Thursday of February in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, and at such time as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders.

Section 4. Business to be Conducted at Annual Meeting.

(a) At an annual meeting of stockholders, only such business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Sections 8 and 9 of these By-Laws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 4, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Section 4. The foregoing clause (iii) shall be the exclusive means for a stockholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) For such business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 4(a) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice of such business must be delivered or mailed to the Secretary and received at the General Offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such meeting’s anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to the date such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting, the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment); (ii) as to the stockholder giving the notice and any Associated Persons (as defined below), if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of any Associated Persons, (B) the class and number of shares of the Corporation’s stock which are, directly or indirectly, beneficially owned and of record by such stockholder or any Associated Persons, (C) any Derivative Instrument (as defined below) directly or indirectly owned beneficially by such stockholder or any Associated Persons and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Associated Persons has a right to vote any shares of any security of the Corporation, (E) any short interest of such stockholder or any Associated Person in any security of the Corporation (for purposes hereof a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Associated Person’s immediate family sharing the same household (which information shall be supplemented by such stockholder and any Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (I) any other information relating to such stockholder and any Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (J) any material interest of the stockholder, and of the Associated Person, if any, on whose behalf the proposal is made, in such business; and (K) a description of all agreements, arrangements and understandings between such stockholder and Associated Person, if any, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder ((A) through (K) collectively, the “Proposing Stockholder Information”); (iii) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; and (iv) a representation as to whether the stockholder or the Associated Person, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal. For purposes of these By-Laws: (i) “Associated Person” shall mean (A) the beneficial owner or beneficial owners on whose behalf the written notice of business proposed to be brought before the annual meeting is made, if different from the stockholder proposing such business, and (B) each “affiliate” or “associate” (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of each such stockholder or beneficial owner, (ii) “Derivative Instruments” shall mean any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, (iii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(b) of the Exchange Act, and (iv) the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

(c) Notwithstanding anything in these By-Laws to the contrary, no business (other than the election of directors, which must be made in compliance with, and shall be exclusively governed by, Sections 8 and 9 of these By-Laws) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 4 (including whether the stockholder or Associated Person, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (vi) Section 4(b) of these By-Laws); and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit or modify the requirements applicable to business proposals to be considered pursuant to Section 4 of this Article II of these By-Laws (including clause (iii) of Section 4(a) of these By-Laws). Nothing in this Section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 4 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

Section 5. Special Meetings. Special meetings of stockholders for any proper purpose or purposes, unless otherwise provided by the General Corporation Law of the State of Delaware, may be called by the Chairman of the Board or the Chief Executive Officer, or in the absence of each of them, by the Vice Chairman of the Board, or by the Secretary at the written request of a majority of the directors. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon notice by public announcement given on or prior to the date previously scheduled for such special meeting of stockholders.

Section 6. Place of Meetings. All meetings of stockholders shall be held at such place as may be determined by resolution of the Board of Directors; provided, however, that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware.

Section 7. Notice of Meetings.

(a) Except as otherwise required by applicable law, notice of each meeting of the stockholders, whether annual or special, shall, at least 10 days but not more than 60 days before the date of the meeting, be given to each stockholder of record entitled to vote at the meeting by mailing such notice in the U.S. mail, postage prepaid, addressed to such stockholder at such stockholder’s address as the same appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, shall also state the purpose or purposes thereof.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked (i) if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Notice given pursuant to subsection (a) of this section shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d) For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8. Nominations of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in Sections 8 and 9 of these By-Laws shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof, (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 8, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8 or (iv) pursuant to the stockholder nomination procedures set forth in Section 9. Under this Section 8 of these By-Laws, to be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee (whether nominated by or at the direction of the Board of Directors or any committee thereof or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 8) to the Secretary at the General Offices a written questionnaire providing such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Corporation, including without limitation all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to and in accordance with Regulation 14A under the Exchange Act (the form of which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. For purposes of this Section 8(a), a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

(b) For any nominations to be properly brought before an annual meeting or special meeting at which directors are to be elected by a stockholder pursuant to clause (iii) of Section 8(a) of these By-Laws (in the case of an annual meeting) or this Section 8(b) (in the case of a special meeting), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice, in writing, must be delivered or mailed to the Secretary and received at the General Offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In the case of a special meeting of stockholders, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 8. For nominations to be properly brought before an annual or special meeting, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a Director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any Associated Person, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Associated Person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) as to the stockholder giving the notice and any Associated Person on whose behalf the nomination is made, the Proposing Stockholder Information (as defined above in Section 4(b)); (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; (iv) if any such nominee, the stockholder nominating the nominee, or any such Associated Person expresses an intention or recommendation that the Corporation enter into a strategic transaction, any material interest in such transaction of each such proposed nominee, stockholder, or Associated Person, including without limitation, any equity interests or Derivative Instruments held by each such nominee, stockholder, or Associated Person in any other person, the value of which could reasonably be expected to be materially affected by such transaction and (v) a representation as to whether the stockholder or Associated Person, if any, intends, or is or intends to be part of a group that intends, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The Corporation may also require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee (A) meets the independence requirements under the rules of all stock exchanges on which the Corporation’s securities are traded; (B) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); or (C) is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) to the extent required thereunder to preserve the deductibility of executive compensation.

(c) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. Notwithstanding anything in this Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased effective at the annual meeting and there is no public announcement naming all the nominees for Director proposed by the Board of Directors for the additional directorships or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to the Secretary at the General Offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(d) Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in Section 8 of these By-Laws (including whether the stockholder or Associated Person, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (v) of Section 8(b) of these By-Laws); and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 8; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit or modify the requirements applicable to nominations to be considered pursuant to Section 8 of this Article II (including clause (iii) of Section 8(a) and Section 8(b) of these By-Laws). Nothing in this Section 8 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

Section 9. Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a) Subject to the provisions of this Section 9, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders on the form of proxy and ballot for such annual meeting: (i) the name of any person nominated for election (the “Nominee”) by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders (the Eligible Holder or group of up to 20 Eligible Holders are the “Nominating Stockholder”) that has satisfied—either individually or, in the case of a group, collectively—all applicable conditions and complied with all applicable procedures set forth in this Section 9 as determined by the Board of Directors of the Corporation or its designee, acting in good faith; (ii) any disclosure about the Nominee and the Nominating Stockholder that is required under the rules of the SEC or other applicable law to be in such proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice to be included in the proxy statement in support of the Nominee’s election to the Board of Directors subject, without limitation, to Section 9(e)(ii) below, such statement not to exceed 500 words; and (iv) any other information that the Corporation or the Board of Directors determines in their discretion to include in the proxy statement relating to the nomination of the Nominee including, but not limited to, any statement in opposition to the election of any Nominee or any of the information provided pursuant to this Section.

(b) The Corporation shall not be required to include in such proxy statement for an annual meeting of stockholders more Nominees than the number of directors who constitute 20% of the total number of directors of the Corporation, rounded down to the nearest whole number but not less than two (the “Maximum Number”), on the last day on which a Nomination Notice may be submitted pursuant to this Section 9. The Maximum Number for a particular annual meeting shall be reduced by: (x) nominees who are subsequently withdrawn or whom the Board of Directors, itself, decides to nominate for election at such annual meeting, and (y) the number of incumbent directors who had been Nominees with respect to any of the preceding three annual meetings of stockholders and whose reelection at such annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies occurs for any reason on the Board of Directors after the deadline set forth in Section 9(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board, the Maximum Number shall be calculated based on the number of directors in office as so reduced. If the number of Nominees pursuant to this Section 9 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon written notice from the Corporation, each Nominating Stockholder will select—going in the order of largest to smallest amount of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice—one Nominee to be included in the proxy statement until the Maximum Number is reached with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 9(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination of the Nominee shall be disregarded, and the Corporation: (x) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee as proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (y) may otherwise communicate to its stockholders, such as by revising or supplementing its proxy materials and form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) An “Eligible Holder” is a person who either (x) has been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 9(c) continuously for the three-year period specified below, or (y) has provided evidence of continuous ownership of such shares of common stock for such three-year period to the Secretary of the Corporation, within the time period set forth in Section 9(d) below, from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) of the Exchange Act, or any successor rule. An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 9 only if the person or group (in the aggregate) (x) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period that begins on, and includes, the third prior anniversary of the submission date (which shall be adjusted accordingly in the Board of Director’s discretion for leap years) and ends on, and includes, the date of submission of the Nomination Notice, and (y) has continued to own at least the Minimum Number through the date of the annual meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 9 including, but not limited to, the minimum holding period shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining member of the group. The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is disclosed in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice. For purposes of this Section 9, an Eligible Holder “owns” only those outstanding shares of the Corporation’s common stock as to which the Eligible Holder possesses both (x) the full voting and investment rights pertaining to such shares; and (y) the full economic interest in such shares, including the opportunity for profit and risk of loss on such shares. However, the number of shares of common stock calculated in accordance with the immediately preceding clauses (x) and (y) shall not include any shares of common stock: (i) that have been sold by such Eligible Holder or any of its affiliates in any transaction that has not settled or closed, (ii) that have been borrowed by such Eligible Holder or any of its affiliates for any purpose or have been purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (iii) that are subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates—regardless of whether such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the outstanding shares of Corporation’s common stock—where such instrument or agreement has, or is intended to have, the purpose or the effect of either (A) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares of the Corporation’s common stock and/or (B) hedging, offsetting, or altering to any degree, the gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares of the Corporation’s common stock held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares of the Corporation’s common stock shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of the shares of the Corporation’s common stock shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on three business days’ notice and has recalled such loaned shares as of the date the Nomination Notice is submitted to the Corporation and holds such shares through the date of the annual meeting. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board. No person shall be permitted to be in more than one group constituting a Nominating Stockholder and, if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) To nominate a Nominee, the Nominating Stockholder must submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Nomination Notice”) no earlier than 150 calendar days, and no later than 120 calendar days, before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if, and only if, the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the 10th day following the date such Other Meeting Date is first publicly announced or disclosed: (i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules; (ii) a written notice of the nomination of such Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Stockholder (including each group member): (A) the information required with respect to the nomination of directors pursuant to Article II, Section 8(b) of these Bylaws; (B) the details of any relationship that existed within the past three years that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (D) a representation and warranty that the Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (E) a representation and warranty that: (1) the Nominee does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s applicable policies and procedures on related-party transactions and independence of directors and such Nominee otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (2) the Nominee meets the audit committee independence requirements under the rules of all stock exchanges on which the Corporation’s securities are traded; (3) the Nominee is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (4) the Nominee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) to the extent required thereunder to preserve the deductibility of executive compensation; and (5) the Nominee is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 9(c) and has provided evidence of ownership to the extent required by Section 9(c)(i); (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 9(c) through the date of the annual meeting and intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting; (H) the details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (I) a representation and warranty that the Nominating Stockholder will not “solicit” or engage in a “solicitation” within the meanings of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board; (J) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card or any other proxy materials other than the Corporation’s proxy materials in soliciting stockholders in connection with the election of a Nominee at the annual meeting; (K) a statement, if desired, for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; (iii) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation, and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from any action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders, or any other person in connection with the nomination or election of directors including, but not limited to, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements, or representations under this Section 9; and (E) to promptly notify the Corporation no later than 48 hours after discovering the following and, within the same time period, of what is required to correct the following: (1) if any information included in the Nomination Notice—or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders, or any other person in connection with the nomination or election—ceases to be true and accurate in all material respects or, due to a subsequent development, such information or communication omits a material fact necessary to make such information or communication not misleading; or (2) if any Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 9(c); and (iv) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, whereby the Nominee agrees: (A) to provide to the Corporation such other information, including completing the Corporation’s director questionnaire, as it may reasonably request; (B) if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and all other Corporation policies and/or guidelines applicable to directors; and (C) that the Nominee is not and will not become a party to (i) any compensatory, payment, or other financial agreement, arrangement, or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any Voting Commitment (as defined in Section 8) that has not been disclosed to the Corporation, or (iii) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply with his or her fiduciary duties under applicable law if elected as a director of the Corporation. The information, agreements, and documents required by this Section 9(d) shall be provided with respect to, and executed by, each group member in the case of information applicable to group members, and, further, shall be provided with respect to the persons specified in Instruction 1 to Items 6(c) and 6(d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 9(d) (other than such information, agreements, and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Notwithstanding anything to the contrary contained in this Section 9, the Corporation may omit any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) from its proxy statement, proxy card, or other proxy materials; no vote on such Nominee will occur notwithstanding that proxies in respect of such vote may have been received by the Corporation; and, after the last day on which a Nomination Notice would be timely, the Nominating Stockholder may not cure in any way any defect preventing the nomination of the Nominee, if: (A) the Corporation receives a notice pursuant to Section 8 of these Bylaws that the Nominating Stockholder intends to nominate a candidate for director at the annual meeting; (B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 9 or the Nominating Stockholder withdraws its nomination; (C) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s bylaws or certificate of incorporation or any applicable law, rule, or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (D) the Nominee was nominated for election to the Board of Directors pursuant to this Section 9 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee; (E) the Nominee has been an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, within the past three years; or (F) the Corporation is notified, or the Board of Directors acting in good faith determines, either (1) that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 9(c), (2) that any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), or (3) that the Nominee is unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations, or warranties of the Nominating Stockholder or the Nominee under this Section 9.

(f) Notwithstanding anything to the contrary contained in this Section 9, the Corporation may omit from its proxy statement, proxy card, or proxy materials, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors, or its designee, in good faith determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information, without factual foundation, directly or indirectly either impugns the character, integrity, or personal reputation, or makes charges concerning improper, illegal, or immoral conduct or associations, with respect to any person; or (C) such information would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation when included in the proxy statement, proxy card, or proxy materials. The Company may solicit against, and include in the proxy statement or other proxy materials its own statement relating to, any Nominee.

Section 10. List of Stockholders.

(a) The Secretary of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

(b) The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled (i) to vote in person or by proxy at any meeting of stockholders, or (ii) to exercise the rights in accordance with applicable law to examine the stock ledger, the list required by this By-Law or the books and records of the Corporation.

Section 11. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at all meetings of the stockholders, except as otherwise provided by applicable law, by the Certificate of Incorporation or by these By-Laws. The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to render the remaining stockholders less than a quorum. Whether or not a quorum is present, either the Chairman of the meeting or a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 12. Voting and Required Vote. Subject to the provisions of the Certificate of Incorporation, each stockholder shall, at every meeting of stockholders, be entitled to one vote for each share of capital stock held by such stockholder. Subject to the provisions of the Certificate of Incorporation and applicable law, and except as provided in Section 17 of Article III, directors shall be chosen by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting; provided, however, that at any meeting of stockholders for which the Secretary determines that the number of nominees exceeds the number of directors to be chosen as of the record date for such meeting due to a stockholder complying with the requirements of Section 8 or an Eligible Holder complying with the requirements of Section 9, the directors shall be chosen by the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting. If directors are to be chosen by the affirmative vote of a plurality of shares present in person or represented by proxy, stockholders shall only be permitted to vote “for” or “withhold” when voting for a nominee. All other questions shall be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Elections of directors shall be by written ballot. For purposes of this Section 12, the affirmative vote of the majority of shares means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Shares voted shall include votes “for” and “against” a nominee and exclude “abstentions” and “broker non-votes” with respect to that nominee. The Nominating and Corporate Governance Committee has established procedures under which any nominee, who does not receive an affirmative vote of the majority of shares present in person or represented by proxy with respect to his or her election, shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee, or successor committee, will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Section 13. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided the instrument authorizing such proxy to act shall have been executed in writing in the manner prescribed by applicable law. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 14. Inspectors of Election; Polls. Before each meeting of stockholders, the Chairman of the Board or another officer of the Corporation designated by resolution of the Board of Directors shall appoint one or more inspectors of election for the meeting and may appoint one or more inspectors to replace any inspector unable to act. If any of the inspectors appointed shall fail to attend, or refuse or be unable to serve, substitutes shall be appointed by the chairman of the meeting. Each inspector, who may be an employee of the Corporation, shall have such duties as are provided by applicable law, and shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section 15. Organization; Conduct of the Meeting.

(a) The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. The Chairman of the Board of Directors, or in the Chairman’s absence, (i) the Chief Executive Officer, (ii) the Vice Chairman of the Board of Directors, (iii) the President, or (iv) in the absence of each of them, a chairman chosen by a majority of the directors present, shall act as chairman of the meetings of the stockholders, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Corporation appointed by the chairman of the meeting, shall act as secretary of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) adjournment of the meeting either by the chairman of the meeting or by vote of the shares present in person or by proxy at the meeting. Unless and except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if a stockholder (or qualified representative) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business proposed by such stockholder pursuant to Section 4, 8 or 9 of this Article II, such nomination shall be disregarded and such proposed business shall not be transacted, even though proxies in respect of such vote may have been received by the Corporation. In order to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 16. General Powers, Number, Term of Office. The business of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors shall be composed of a majority of “independent directors” as defined under the rules of the New York Stock Exchange and the Exchange Act (“Independent Directors”). Subject to the rights of the holders of any series of preferred stock, $0.01 par value per share, of the Corporation (“Preferred Stock”) to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by resolution of a majority of the then authorized number of directors of the Corporation (the number of then authorized directors of the Corporation is referred to herein as the “Whole Board”). The entire Board of Directors shall be subject to election at each annual meeting of stockholders. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall die, resign, retire or be disqualified or removed.

Section 17. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies resulting from one or more directors’ death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Chairman, Vice Chairman and Lead Director of the Board. The Chairman of the Board of Directors shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, except as may be otherwise required under applicable law. The Chairman shall act in an advisory capacity with respect to matters of policy and other matters of importance pertaining to the affairs of the Corporation. The Chairman, alone or with the Chief Executive Officer, the President, and/or the Secretary shall sign and send out reports and other messages which are to be sent to stockholders from time to time. The Chairman shall also perform such other duties as may be assigned to the Chairman by these By-Laws or the Board of Directors. The Board of Directors may also choose a Vice Chairman of the Board of Directors from among the directors. The Vice Chairman if chosen shall perform such duties as may be assigned by these By-Laws, the Board of Directors or the Chairman of the Board. When the Chairman of the Board is an employee Director or is otherwise not an independent director, the Board of Directors shall select a Lead Director. The Lead Director shall perform such duties as may be assigned by the Board of Directors or these By-Laws.

Section 19. Regular Meetings. Following the annual meeting of stockholders, the first meeting of each newly elected Board of Directors may be held, without notice, on the same day and at the same place as such stockholders’ meeting. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly to each director who was not present at the meeting at which such action was taken.

Section 20. Special Meetings; Notice. Special Meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the Vice Chairman of the Board, the Lead Director, the Chief Executive Officer, the President, or in the absence of each of them, by the Secretary at the written request of a majority of the directors. Notice of the time and place of Special Meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission, or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic transmission, telephone or telegram, it shall be delivered at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Unless otherwise required by these By-laws, the notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a Special Meeting.

Section 21. Meetings of Non-Management Directors and Independent Directors. The non-management directors of the Corporation shall schedule regular executive sessions in which such directors meet without representatives of the Corporation’s management present to discuss significant corporate governance matters, executive review, management succession and other items. If the group of non-management directors includes directors who are not Independent Directors, the Independent Directors shall also meet at least once a year in an executive session including only Independent Directors. Special Meetings of the non-management directors may be held whenever called by the Chairman, if a non-management director, or the Lead Director, and special meetings of the Independent Directors may be held whenever called by the Lead Director.

Section 22. Conference Telephone or Other Remote Communication Meetings. Members of the Board of Directors or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 23. Quorum. One-half of the total number of directors constituting the Whole Board, but not less than two, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such required number of directors for a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 24. Organization of Board Meetings. At each meeting of the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, (i) the Lead Director, (ii) the Vice Chairman of the Board, (iii) the Chief Executive Officer, if a member of the Board of Directors, (iv) the President, if a member of the Board of Directors, or (v) in the absence of each of them, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Corporation appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 25. Organization of Non-Management or Independent Directors Meetings. The Lead Director, when chosen as provided in Section 18 above, shall chair each meeting of Independent Directors as provided in Section 21. In the Lead Director’s absence, a chairman chosen by a majority of the directors present shall act as chairman of each meeting of the Independent Directors, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Corporation appointed by the chairman of the meeting, shall act as secretary of the meeting. The Chairman, if a non-management director, shall chair each meeting of the non-management Directors. In the Chairman’s absence, or if the Chairman is not a non-management director, the Lead Director, or in the Lead Director’s absence, a chairman chosen by a majority of the directors present, shall act as chairman of each meeting of the non-management directors, and the Secretary or, in the Secretary’s absence, an Assistant Secretary or any employee of the Corporation appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 26. Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For purposes of these By-Laws, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 27. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 28. Location of Books. Except as otherwise provided by resolution of the Board of Directors and subject to applicable law, the books of the Corporation may be kept at the General Offices and at such other places as may be necessary or convenient for the business of the Corporation.

Section 29. Dividends. Subject to the provisions of the Certificate of Incorporation and applicable law, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 30. Compensation of Directors. Directors shall receive such compensation and benefits as may be determined by resolution of the Board of Directors for their services as members of the Board of Directors and committees. Directors shall also be reimbursed for their expenses of attending Board of Directors and committee meetings. Nothing contained herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 31. Additional Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 32. Designation, Power, Alternate Members. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate an Executive Committee, an Audit Committee, a Compensation and Management Development Committee, a Nominating and Corporate Governance Committee and one or more additional committees, each committee to consist of one or more of the directors of the Corporation; provided, however, that the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee shall consist of three or more Independent Directors of the Corporation. Any such committee, to the extent provided in said resolution or resolutions and in any subsequent resolutions or any charter passed by a majority of the Whole Board and, subject to any limitations provided by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors and any committee member may be removed, with our without cause, at any time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

Section 33. Quorum, Manner of Acting. At any meeting of a committee, the presence of one-half of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee; provided, however, that in the event that any member or members of the committee is or are in any way interested in or connected with any other party to a contract or transaction being approved at such meeting, or are themselves parties to such contract or transaction, the act of a majority of the members present who are not so interested or connected, or are not such parties, shall be the act of the committee. Each committee may provide for the holding of regular meetings, make provision for the calling of special meetings and, except as otherwise provided in these By-Laws or by resolution of the Board of Directors, make rules for the conduct of its business.

Section 34. Minutes. The committees shall keep minutes of their proceedings and report the same to the Board of Directors when required; but failure to keep such minutes shall not affect the validity of any acts of the committee or committees.

ARTICLE V

ADVISORY DIRECTORS

Section 35. Advisory Directors. The Board of Directors may, by resolution adopted by a majority of the Whole Board, appoint such Advisory Directors as the Board of Directors may from time to time determine. The Advisory Directors shall have such advisory responsibilities as the Chairman of the Board may designate and the term of office of such Advisory Directors shall be as fixed by the Board of Directors.

ARTICLE VI

OFFICERS

Section 36. Designation. The officers of the Corporation shall be the Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer and a Controller. The Board of Directors may also elect a Chief Operating Officer, one or more Executive Vice Presidents, Senior Vice Presidents, Group Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 37. Election and Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers of the Corporation and at any time thereafter the Board of Directors may elect additional officers of the Corporation, and each such officer shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation or removal. Alternatively, at the last regular meeting of the Board of Directors prior to an annual meeting of stockholders, the Board of Directors may elect the officers of the Corporation, contingent upon the election of the persons nominated to be directors by the Board of Directors; and each such officer so elected shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation or removal.

Section 38. Removal. Any officer shall be subject to removal or suspension at any time, for or without cause, by the affirmative vote of a majority of the Whole Board.

Section 39. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or to the Secretary. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 40. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 41. Chief Executive Officer. The Chief Executive Officer shall have the general and active management and supervision of the business of the Corporation. The Chief Executive Officer, if a member of the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties as may be assigned to the Chief Executive Officer by these By-Laws or the Board of Directors. The Chief Executive Officer shall designate who shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence.

Section 42. President. The President shall perform such duties as may be assigned to the President by these By-Laws, the Board of Directors or, if applicable, the Chief Executive Officer.

Section 43. Chief Operating Officer. The Chief Operating Officer, if one shall be elected, shall perform such duties as may be assigned to the Chief Operating Officer by these By-Laws, the Board of Directors, the Chief Executive Officer or the President.

Section 44. Vice Presidents. Each Executive Vice President, Senior Vice President, Group Vice President and each other Vice President shall perform the duties and functions and exercise the powers assigned to such officer by these By-Laws, the Board of Directors, the Chief Executive Officer, the President or, if one shall be elected, the Chief Operating Officer.

Section 45. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be assigned to the Secretary by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 46. Assistant Secretaries. The Assistant Secretaries shall, during the absence of the Secretary, perform the duties and functions and exercise the powers of the Secretary. Each Assistant Secretary shall perform such other duties as may be assigned to such Assistant Secretary by these By-Laws, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

Section 47. Chief Financial Officer. The Chief Financial Officer shall have overall responsibility for causing (1) the funds and securities of the Corporation to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such depositories; (2) the disbursement of funds of the Corporation when properly authorized by vouchers prepared and approved by the Controller; (3) the investment of funds of the Corporation when authorized by the Board of Directors or a committee thereof; and (4) to be kept full and accurate account of receipts and disbursements in books of the Corporation. The Chief Financial Officer shall render to the Board of Directors, the Chief Executive Officer, or the President, whenever requested, an account of all transactions as Chief Financial Officer and shall also perform all duties incident to the office of Chief Financial Officer and such other duties as may be assigned to the Chief Financial Officer by these By-Laws, the Board of Directors, the Chief Executive Officer, or the President.

Section 48. Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall deposit them in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such depositories; disburse funds of the Corporation when properly authorized by vouchers prepared and approved by the Controller; and invest funds of the Corporation when authorized by the Board of Directors or a committee thereof. The Treasurer shall render to the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, whenever requested, an account of all transactions as Treasurer and shall also perform all duties incident to the office of Treasurer and such other duties as may be assigned to the Treasurer by these By-Laws, the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 49. Assistant Treasurers. The Assistant Treasurers shall, during the absence of the Treasurer, perform the duties and functions and exercise the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be assigned to the Assistant Treasurer by these By-Laws, the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Section 50. Controller. The Controller shall serve as the principal accounting officer of the Corporation and shall keep full and accurate account of receipts and disbursements in books of the Corporation and render to the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, whenever requested, an account of all transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to the Controller by these By-Laws, the Board of Directors, the Chief Executive Officer, or the President.

Section 51. Assistant Controllers. The Assistant Controllers shall, during the absence of the Controller, perform the duties and functions and exercise the powers of the Controller. Each Assistant Controller shall perform such other duties as may be assigned to such officer by these By-Laws, the Board of Directors, the Chief Executive Officer, the President or the Controller.

ARTICLE VII

CONTRACTS, INSTRUMENTS AND PROXIES

Section 52. Contracts and Other Instruments. Except as otherwise required by applicable law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be signed by such person or persons as from time to time may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such signers; and the Board of Directors or such officer or officers may determine that the signature of any such authorized signer may be facsimile. Such authority may be general or confined to specific instances as the Board of Directors or such officer or officers may determine.

Section 53. Proxies. Except as otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board, any Vice President, the Treasurer and any Assistant Treasurer, the Controller and any Assistant Controller, the Secretary and any Assistant Secretary of the Corporation, shall each have full power and authority, in behalf of the Corporation, to exercise any and all rights of the Corporation with respect to any meeting of stockholders of any corporation in which the Corporation holds stock, including the execution and delivery of proxies therefor, and to consent in writing to action by such corporation without a meeting.

ARTICLE VIII

CAPITAL STOCK

Section 54. Stock Certificates; Book-Entry Accounts. The interest of each stockholder of the Corporation shall be evidenced by (a) certificates signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board, or the President or any Vice President, and by Treasurer or Assistant Treasurer, or the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation, or (b) registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Any of or all the signatures on a stock certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 55. Record Ownership. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as otherwise provided by applicable law.

Section 56. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

Section 57. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, or by appropriate book-entry procedures.

Section 58. Lost, Stolen or Destroyed Certificates. The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 59. Terms of Preferred Stock. The provisions of these By-Laws, including those pertaining to voting rights, election of directors and calling of special meetings of stockholders, are subject to the terms, preferences, rights and privileges of any then outstanding class or series of Preferred Stock as set forth in the Certificate of Incorporation and in any resolutions of the Board of Directors providing for the issuance of such class or series of Preferred Stock; provided, however, that the provisions of any such Preferred Stock shall not affect or limit the authority of the Board of Directors to fix, from time to time, the number of directors which shall constitute the Whole Board as provided in Section 17 above, subject to the right of the holders of any class or series of Preferred Stock to elect additional directors as and to the extent specifically provided by the provisions of such Preferred Stock.

ARTICLE IX

INDEMNIFICATION

Section 60. Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an affiliate of the Corporation or by reason of anything done or not done by such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or arbitration, whether civil, criminal, administrative or investigative in nature other than an action by or in the right of the Corporation, the Corporation shall to the fullest extent permitted by applicable law indemnify such person against all expenses (including attorneys’ fees), costs, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

Section 61. Actions or Suits by or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an affiliate of the Corporation or by reason of anything done or not done by such person, was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Corporation to procure a judgment in its favor, the Corporation shall to the fullest extent permitted by applicable law indemnify such person against all expenses (including attorneys’ fees) and costs actually and reasonably incurred by such person or on such person’s behalf in connection with such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section 61 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation for gross negligence or misconduct in the performance of such person’s duty to the Corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 62. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this Article IX, to the extent that any person entitled to indemnification pursuant to Sections 60 or 61 of these By-Laws (an “Indemnitee”) has been successful on the merits or otherwise in defense of any action, suit, proceeding or arbitration or appeal thereof (a “Proceeding”) referred to in Sections 60 or 61 or in defense of any claim, issue or matter described therein, the Corporation shall indemnify such Indemnitee against expenses (including attorneys’ fees) and costs actually and reasonably incurred by such Indemnitee in connection therewith; provided that such person shall not be entitled to indemnification in connection with any Proceeding commenced by such person unless such indemnification has been provided by the Corporation in the specific Proceeding.

Section 63. Advancement of Costs, Charges and Expenses. All reasonable expenses (including attorney’s fees) and costs incurred by an Indemnitee in connection with a Proceeding shall be paid by the Corporation, in advance of a determination of right to indemnification pursuant to Section 64 of these By-Laws or the final disposition of such Proceeding, upon the written request of such director or officer (which request shall be directed to the Secretary of the Corporation and include a statement or statements reasonably evidencing the expenses, costs and/or charges incurred by such person); provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article IX. The Corporation shall so advance expenses, costs and other charges within 20 days’ of receipt of such request (together with such statement or statements) from such Indemnitee.

Section 64. Determination of Right to Indemnification. Any indemnification under Sections 60 or 61 of these By-Laws (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Sections 60 and 61 of these By-Laws. Such determination shall be made (i) by the Board of Directors by a majority vote or decision of a quorum consisting of directors who are or were not parties to or a subject of the Proceeding in respect of which indemnification is being sought by the Indemnitee, (ii) if such a vote or decision is not obtainable, or, even if obtainable, if a majority of such disinterested directors so directs, by Independent Legal Counsel in a written opinion to the Board of Directors, or (iii) by the stockholders. In the event such determination is to be made by Independent Legal Counsel, a majority of such disinterested directors shall select the Independent Legal Counsel. “Independent Legal Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article IX. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article IX.

(i) To obtain indemnification under this Article IX, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(ii) In the event that a determination is made pursuant to this Section 64 that the Indemnitee is not entitled to indemnification under this Article IX, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such prior adverse determination.

Section 65. Other Rights; Continuation of Right to Indemnification; Limitations. The indemnification (including attorney’s fees) and advancement of costs provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any applicable law, agreement, vote of stockholders or otherwise, whether as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office or employment as set forth in Sections 60 and 61 of these By-Laws or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office or employment.

Section 66. Indemnification of Others. The Board of Directors in its discretion shall have the power on behalf of the Corporation, subject to applicable law, and upon such terms and subject to such conditions as the Board shall determine, to indemnify any person that is or was an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or arbitration, whether civil, criminal, administrative or investigative against all expenses (including attorneys’ fees), costs, judgments, penalties, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person’s behalf in connection with any such action, suit, proceeding or arbitration and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.

Section 67. Insurance; Contracts; Funding. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans) against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX. The Corporation may enter into contracts with any such person in furtherance of the provisions of this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article IX.

Section 68. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expenses (including attorneys’ fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated.

ARTICLE X

MISCELLANEOUS

Section 69. Corporate Seal. The seal of the Corporation shall be circular in form, containing the words “Varian Medical Systems, Inc.” and the word “Delaware” on the circumference surrounding the word “Seal.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 70. Fiscal Year. The fiscal year of the Corporation is the 51- to 53-week period that ends on the Friday nearest September 30.

Section 71. Auditors. The Audit Committee of the Board of Directors shall select certified public accountants to audit the books of account and other appropriate corporate records of the Corporation annually and at such other times as the Audit Committee of the Board of Directors shall determine by resolution.

Section 72. Waiver of Notice. Whenever notice is required to be given pursuant to applicable law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the stockholder or Director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or by these By-Laws.

Section 73. Forum Selection. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation against directors or officers of the Corporation alleging breaches of fiduciary duty or other wrongdoing by such directors or officers, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation or these By-Laws, (iv) any action to interpret, apply, enforce, or determine the validity of the Restated Certificate of Incorporation or these By-Laws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XI

AMENDMENT TO BY-LAWS

Section 74. Amendments. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any meeting of the Board of Directors or of the stockholders (only by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding at any regular or special meeting of the stockholders), provided notice of the proposed amendment, repeal or new By-Laws was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than 24 hours prior to the meeting.

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